Exhibit 10.4
EXECUTION VERSION

FIRST AMENDMENT TO ASSET-BASED REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO ASSET-BASED REVOLVING CREDIT AGREEMENT (this “Amendment”) is made and entered into as of June 9, 2017, by and among CONTURA ENERGY, INC., a Delaware corporation (the “Company”), certain subsidiaries of the Company identified as borrowers under the Credit Agreement referred to below (together with the Company, each a “Borrower” and collectively, the “Borrowers”), the Lenders (as defined below) that are parties hereto, and CITIBANK, N.A., in its capacity as administrative agent (the “Administrative Agent”) and collateral agent (the “Collateral Agent”) for the Lenders.

W I T N E S S E T H:

WHEREAS, the Borrowers, the several banks and other financial institutions party thereto (collectively, the “Lenders”), the Administrative Agent and the Collateral Agent are parties to that certain Asset-Based Revolving Credit Agreement, dated as of April 3, 2017 (as amended, supplemented and modified from time to time and in effect immediately prior to the date hereof, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement as amended hereby), pursuant to which the Lenders have made certain financial accommodations available to the Borrowers; and

WHEREAS, the Borrowers have requested that the Lenders, the Administrative Agent and the Collateral Agent amend certain provisions of the Credit Agreement in order to permit the Company to make a one-time dividend, and subject to the terms and conditions hereof, the Lenders executing this Amendment are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrowers, the Lenders executing this Amendment, the Administrative Agent and the Collateral Agent agree as follows:

1.Amendments to Credit Agreement.

(a)    Section 1.01 of the Credit Agreement is hereby amended by inserting the following defined terms therein in appropriate alphabetical order:

“‘Available Amount” means the “Available Amount” as defined in the Term Loan Credit Agreement as in effect on the First Amendment Effective Date.”

“‘First Amendment Effective Date” means June 9, 2017.”

(b)    Section 7.02(l) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(l) additional Investments by the Company or any Restricted Subsidiary (i) in an aggregate amount not to exceed the greater of $40,000,000 and 8% of Consolidated Net Tangible Assets plus (ii) an amount equal to the Available Amount, so long as the Payment Conditions are satisfied at the time the relevant Investment is consummated.”

(c)    Section 7.06 of the Credit Agreement is hereby amended by amending and restating clause (e) in its entirety as follows:

“(e) so long as no Event of Default shall have occurred and be continuing or would result therefrom and the Payment Conditions have been satisfied at the time such

Restricted Payment is made, the Company and its Subsidiaries may make Restricted Payments in an amount not to exceed (i) the remainder (if positive) of (1) $20,000,000 less (2) the aggregate amount of any Restricted Payment made pursuant to Section 7.06(n), plus (ii) the Available Amount;”

(d)    Section 7.06 of the Credit Agreement is hereby further amended by (i) deleting the word “and” at the end of clause (l) thereof; (ii) deleting the period at the end of clause (m) thereof and replacing it with “; and”; and (iii) inserting a new clause (n) at the end thereof as follows:

“(n) the Company may (i) no later than 45 days after the First Amendment Effective Date, declare and pay a one-time cash dividend or distribution from unencumbered cash on hand to its shareholder, (ii) no later than December 31, 2017, purchase, redeem or otherwise acquire Equity Interests issues by it, or (iii) any combination of the foregoing, in an aggregate amount for all such transactions not to exceed $150,000,000 so long the Payment Conditions have been satisfied at the time such Restricted Payment is made.”

2.Effectiveness of Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that the amendment contained herein shall not become effective, and the Borrowers shall have no rights under this Amendment, until the Administrative Agent shall have received:

(a)    this Amendment duly executed by the Borrowers, the Required Lenders, the Administrative Agent and the Collateral Agent;

(b)    a certificate signed by a Responsible Officer of the Company certifying that as of the effective date of this Amendment, (i) after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects), and (ii) no Default or Event of Default has occurred and is continuing;

(c)    an amendment to the Term Loan Credit Agreement in the form attached hereto as Exhibit A, duly executed by the Required Lenders (as defined in the Term Loan Credit Agreement) and the Borrowers and effective in accordance with its terms; and

(d)    reimbursement or payment of the costs and expenses of the Administrative Agent incurred in connection with the preparation, execution and delivery of this Amendment or otherwise outstanding under the Credit Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent.

3.Representations and Warranties. To induce the Lenders, the Administrative Agent and the Collateral Agent to enter into this Amendment, each of the Loan Parties represents and warrants to the Lenders, the Administrative Agent and the Collateral Agent that:

(a)    The execution, delivery and performance by such Loan Party of this Amendment are within its organizational powers and have been duly authorized by all necessary organizational and, if required, shareholder, partner or member action. This Amendment has been duly executed and delivered by such Loan Party and constitutes a valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(b)    The execution, delivery and performance by such Loan Party of this Amendment (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (b) will not violate any Requirement of Law or any judgment, order or ruling of any Governmental Authority, in each case, applicable to such Loan Party, (c) will not violate the terms of such Loan Party’s Organizational Documents, (d) will not violate or result in a default under any Contractual Obligation of such Loan Party or any of its assets or give rise to a right thereunder to require any payment to be made by such Loan Party and (e) will not result in the creation or imposition of any Lien on any asset of such Loan Party, except Liens (if any) created under the Loan Documents.

(c)    After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects), and no Default or Event of Default has occurred and is continuing as of the date hereof.

4.Reaffirmations and Acknowledgments. Each Loan Party does hereby adopt, ratify, and confirm the Credit Agreement and the other Loan Documents, as amended hereby and its obligations thereunder. Each of the Loan Parties hereby acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein.

5.Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrowers to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. Any reference in any Loan Document to the Credit Agreement (including “thereunder”, “thereof” or other words of like import referring to the Credit Agreement) shall be a reference to the Credit Agreement as amended by this Amendment. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

6.Governing Law. This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York (without giving effect to the conflict of law principles thereof except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) and all applicable federal laws of the United States of America.

7.No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

8.Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

9.Costs and Expenses. The Borrowers agree to pay all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment which are payable pursuant to Section 11.04 of the Credit Agreement.

10.Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

11.Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

CONTURA ENERGY, INC.

By:	/s/ C. Andrew Eidson
	Name:	C. Andrew Eidson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

CONTURA ENERGY, LLC

By:	/s/ C. Andrew Eidson
	Name:	C. Andrew Eidson
	Title:	Manager and President

CONTURA ENERGY SERVICES, LLC

By:	/s/ C. Andrew Eidson
	Name:	C. Andrew Eidson
	Title:	Executive Vice President and Chief Financial Officer

CONTURA MINING HOLDING, LLC

By:	/s/ C. Andrew Eidson
	Name:	C. Andrew Eidson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to First Amendment to ABL Credit Agreement]

EMERALD CONTURA, LLC
DICKENSON-RUSSELL CONTURA, LLC
NICHOLAS CONTURA, LLC
CONTURA COAL RESOURCES, LLC
CONTURA WYOMING LAND, LLC
CONTURA COAL SALES, LLC
POWER MOUNTAIN CONTURA, LLC
CUMBERLAND CONTURA, LLC
CONTURA PENNSYLVANIA LAND, LLC
CONTURA FREEPORT, LLC
CONTURA EUROPEAN MARKETING, LLC
PARAMONT CONTURA, LLC
CONTURA PENNSYLVANIA TERMINAL, LLC
CONTURA CAPP LAND, LLC
CONTURA COAL WEST, LLC
CONTURA TERMINAL, LLC

By:	/s/ C. Andrew Eidson
	Name:	C. Andrew Eidson
	Title:	Vice President and Treasurer

[Signature Page to First Amendment to ABL Credit Agreement]

CITIBANK, N.A., as Administrative Agent, Lender, L/C Issuer and Swingline Lender

By:	/s/ Allister Chan
	Name:	Allister Chan
	Title:	Vice President

[Signature Page to First Amendment to ABL Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender and L/C Issuer

By:	/s/ Doreen Barr
	Name:	Doreen Barr
	Title:	Authorized Signatory

By:	/s/ Szymon Ordys
	Name:	Szymon Ordys
	Title:	Authorized Signatory

[Signature Page to First Amendment to ABL Credit Agreement]

BMO HARRIS BANK N.A., as a Lender and L/C Issuer

By:	/s/ Jason Hoefler
	Name:	Jason Hoefler
	Title:	Managing Director

[Signature Page to First Amendment to ABL Credit Agreement]

JEFFERIES FINANCE LLC, as a Lender

By:	/s/ J. Paul McDonnell
	Name:	J. Paul McDonnell
	Title:	Managing Director

[Signature Page to First Amendment to ABL Credit Agreement]

UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ Craig Pearson
	Name:	Craig Pearson
	Title:	Associate Director

By:	/s/ Denise Bushee
	Name:	Denise Bushee
	Title:	Associate Director

[Signature Page to First Amendment to ABL Credit Agreement]

WEBSTER BUSINESS CREDIT CORPORATION, as a Lender

By:	/s/ Harvey Winter
	Name:	Harvey Winter
	Title:	SVP

[Signature Page to First Amendment to ABL Credit Agreement]